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                                                                 Exhibit 10.96.1

Schedule Identifying Substantially Identical Agreement(s)  to Exhibit 10.96

Amendment One, dated as of June 23, 2000, by and between Collins Trust II and Collins Holdings EME

Amendment One, dated as of June 23, 2000, by and between Collins Trust III and Collins Holdings EME

Amendment One, dated as of June 23, 2000, by and between Collins Trust IV and Collins Holdings EME